EXHIBIT 23.1.
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the following registration statements and in the related prospectuses of F.N.B. Corporation of our reports dated March 11, 2005, with respect to the consolidated financial statements of F.N.B. Corporation and subsidiaries, F.N.B. Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of F.N.B. Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2004:

1.	Registration Statement on Form S-8 relating to F.N.B. Corporation 1990 Stock Option Plan (File #33-78114).

2.	Registration Statement on Form S-8 relating to F.N.B. Corporation Restricted Stock Bonus Plan (File #33-78134).

3.	Registration Statement on Form S-8 relating to F.N.B. Corporation 1996 Stock Option Plan (File #333-03489).

4.	Registration Statement on Form S-8 relating to F.N.B. Corporation Restricted Stock and Incentive Bonus Plan (File #333- 03493).

5.	Registration Statement on Form S-8 relating to F.N.B. Corporation Directors Compensation Plan (File #333-03495).

6.	Registration Statement on Form S-8 relating to F.N.B. Corporation 401(k) Plan (File #333-38372).

7.	Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File #333-01997).

8.	Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File #333-22909).

9.	Registration Statement on Form S-3 relating to F.N.B. Corporation Subordinated Notes and Daily Cash Accounts (File #333- 74737).

10.	Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File #333-58727).

11.	Post-Effective Amendment No. 1 to Form S-3 relating to the F.N.B. Corporation Dividend Reinvestment and Direct Stock Purchase Plan (File #333-38374).

12.	Amendment No. 1 to Form S-3 relating to the registration of F.N.B. Corporation Subordinated Term Notes and Daily Notes (File #333-38370).

13.	Registration Statement on Form S-8 relating to the F.N.B. Corporation Salary Savings Plan (File #333-40648).

14.	Registration Statement on Form S-8 relating to the F.N.B. Corporation 1998 Directors Stock Option Plan (File #333-38376).

15.	Registration Statement on Form S-8 relating to the F.N.B. Corporation 2001 Incentive Plan (File #333-63042).

16.	Registration Statement on Form S-3 relating to the registration of F.N.B. Corporation and F.N.B. Capital Trust I commons stock, preferred stock, debt securities, warrants, and trust preferred securities (File #333-74866).

17.	Registration Statement on Form S-8 relating to the F.N.B. Corporation 1996 Incentive Plan (File #333-83760).

18.	Registration Statement on Form S-8 relating to stock option agreements granted under the Promistar Financial Corporation 1998 Equity Incentive Plan and assumed by F.N.B. Corporation (File #333-83756).

19.	Registration Statement on Form S-8 relating to the F.N.B. Corporation 401(k) Plan (File #333-97113).

20.	Pre-Effective Amendment No. 1 to the Registration Statement filed on Form S-3 related to the Dividend Reinvestment and Stock Purchase Plan (File #333-111833).

21.	Post-Effective Amendment No. 1 to the Registration Statement file on Form S-3 related to the issuance of Subordinated Term Notes (File #333-103902).

/s/ ERNST & YOUNG LLP
Pittsburgh, Pennsylvania
March 15, 2005

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